2


                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     AMENDED
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 28, 2002

                        Wireless Age Communications, Inc.
                        (formerly Lennoc Ventures, Inc.)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)



       001-31338                                      98-0336674
       -------                                          ----------
(Commission File No.)                                 (IRS Employer
                                                    Identification No.)



                                1408 Broad Street
                           Regina, SK, Canada S4R 1Y9
                        Ph 306.751.7720 Fax 306.751.7726


     (Address and telephone number of principal executive offices and place of business)

Item 1. Changes in Control of Registrant

                                      None

Item 2. Acquisition or Disposition of Assets

Lennoc Ventures Inc. acquired approximately 91% of a Saskatchewan (province in Canada) company called Wireless Age Communications Ltd. In connection with this transaction, Robert Sim bought out his partner's company, RDC Holdings Ltd., on June 30, 2000 for an initial payment of $837,613.63 and installment payments of $579,886.36 at an interest rate of 8%. There was an amendment signed on June 24, 2002 confirming a remaining balance of $325,000 payable in 24 equal monthly installments of $13,541.67 at no interest. The shares purchased are 644,318 shares of Wireless Age and they stand as collateral for the installment payments. Robert Sim assigned that agreement to the registrant in exchange for 304,517 pre-split (1,522,585 post-split) shares of registrant. Resgistrant then assumed the liability for the remaining $325,000 to be paid to RDC Holdings Ltd. Dallas Robinson is the president and a director of Wireless Age, president and in connection with the transaction became a director and president of registrant. In addition, Saskatchewan company 617350 Saskatchewan Ltd. d/b/a Robinson Marketing & Communications Ltd. sold 28,051 shares of Wireless Age to the registrant for 17,931 pre-split shares (89,655 post-split) shares. Also in connection with the transaction Robert Sim held 578,418 of Wireless Age shares through a Saskatchewan company called DB Sim Holdings Ltd. Robert Sim is the sole shareholder of DB and it has 20 commons shares issued and outstanding. Robert Sim sold the shares of DB to the registrant for 273,373 pre-split shares (1,366,865 post-split) and the assumption of a note in favor of Dianne Sim in the amount of $450,000. The note is secured by the DB shares and is payable in 36 monthly installments beginning on March 1, 2003 and bearing interest at 6% per annum.

Item 3. Bankruptcy or Receivership

None.

Item 4. Changes in Accountants

Item 5. Other Events

The registrant changed its name from Lennoc Ventures, Inc. to Wireless Age Communications, Inc. on October 20, 2002 and conducted a five for one forward split of its outstanding common stock. The registrant has also changed its business emphasis to wireless communications. For the past 10 years, Wireless Age Communications (formerly operated as Wattshop and Wattcomm) has supplied consumers and businesses wireless products and services on behalf of major telecommunication networks. Our focus has been on the Western Canadian provinces of Saskatchewan (Sasktel), Manitoba (MTS), and Alberta (Telus). Currently, The Wireless Age has retail locations in Regina, Saskatoon, and Winnipeg. Sales for 2001 were 9.5 million and are budgeted to increase by 10% to 10.4 million. .The wireless industry remains a high growth yet competitive sector of the Western Canadian marketplace. The Saskatchewan and Manitoba subscribers' penetration (25%) remains lower than the national average (28%) and represents an attractive growth opportunity. Management believes that with the continued aggressive efforts of our Telco partners, we will be able to continue to grow revenue and new activations at a 10% rate. The continuing reduction in margins on hardware and activations subsidies, however, will force expenses to be continually decreased at a rate of 5 to 10% if profitability is to continue to hold profitability in line. The Company has set out an aggressive plan to retain and capture business in both provinces through a 5-point action plan focussed on the following key components:

     1. Profiling: Actively pursuing key growth market segments for wireless products (i.e. ages 16-24)
2.  Positioning:  Building  our  brand  based  on
selection,  solution, support and service.
3. Performing:  Focusing on excelling
at 3 levels: people, place and process in an effort to provide an exceptional customer experience.
4. Prospecting:  Implementing an aggressive 1 to 1 customer
relationship  program.
5.  Performance   Management:   The  Company  follows  a
performance  management in which all managers  refocused on (a) 3 key activators
(b) behaviour (training and performance) (c) consequences (recognition).


Our detailed business plan outlines a plan that illustrates our commitment to providing our customers with wireless solution, high quality products and service, competitive prices and outstanding service and follow-up. Our Internet web site is located at www.thewirelessage.com



Item 6. Resignation & Appointment of Directors

Effective as of October 28, 2002, Kenneth McAlpine resigned as a director and voted his shares to elect Dallas Robinson in as a new director.

Item 7. Financial Statements Pro Forma Financial & Exhibits

Exhibits

10.1     Wireless Age Communications, Ltd. Interim Financial Statements
10.2     Wireless Age Communications, Inc. Pro Forma Consolidated Financial
        Statements
10.3     Wireless Age Communications, Ltd. Audited Financial Statements

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Wireless Age Communications, Inc.





By: /s/ Dallas Robinson
-----------------------------
 Dallas Robinson, President



Dated: December 31, 2002



Exhibit 10.1
                        Wireless Age Communications Ltd.
                             Interim Balance Sheets
                           September 30, 2002 and 2001
                                   (Unaudited)
                          (Stated in Canadian Dollars)

                           September 30, September 30,
                                                                  2002              2001
                                                    -------------------------------------
Assets
Current Assets
Cash                                                                 0                 0
Accounts Receivable                                            709,822           789,960
Inventory                                                      810,972           724,622
Prepaid Expenses                                                23,884            27,852
Future Income Taxes                                             32,000             5,000
                                                    -------------------------------------
   Total Current Assets                                      1,576,678         1,547,434
Fixed Assets                                                   563,328           393,814
Residual Premiums                                               95,525           218,325
Agency Fee                                                     249,000           281,000
                                                    -------------------------------------
Total Assets                                                 2,484,531         2,440,573
                                                    =====================================

Liabilities
Current Liabilities
Bank Indebtedness                                              289,424           366,347
Note Payable                                                         0                 0
Accounts Payable                                               919,602           826,284
Income Taxes/Payable                                            47,808           112,471
Customer Deposits                                               16,096            15,559
Current Portion of LTD                                         100,757           186,445
Current Obligations Under Cap. Leases                                0                 0
                                                    -------------------------------------
   Total Current Liabilities                                 1,373,687         1,507,107
Due to Related Parties                                          98,089          -211,147
Long-Term Debt                                                 135,093           230,870
Obligations Under Cap. Leases                                        0                 0
                                                    -------------------------------------
Total Liabilities                                            1,606,869         1,526,829
Shareholder's Equity
Capital Stock                                                  314,178           293,271
Retained Earnings                                              563,484           620,473
   Total Shareholder's Equity                                  877,662           913,744
                                                    -------------------------------------
Liabilities and Equity                                       2,484,531         2,440,573
                                                    =====================================



                                  Wireless Age Communications Ltd.
                                     Interim Statement of Income
                                 for the three and nine months ended
                                     September 30, 2002 and 2001
                                             (Unaudited)
                                    (Stated in Canadian Dollars)

                                            Three months ended                  Nine months ended
                                                September 30,                        September 30,
                                                       2002       2001                 2002      2001
                                     -----------------------------------------------------------------

Sales                                             2,245,407  2,158,567            6,418,157 6,343,373
Cost of Sales                                     1,172,337  1,147,705            3,464,641 3,489,556
                                     -----------------------------------------------------------------
Gross Profit                                      1,073,070  1,010,862            2,953,516 2,853,817
Selling & Admin Expenses                            843,126    824,697            2,552,836 2,330,231
                                     -----------------------------------------------------------------
Income from Operations                              229,944    186,165              400,680   523,586
Amortization                                         86,794     73,445              260,097   220,687
Interest Expense                                      9,381      7,343               20,336    30,389
Other (Income) Expense                                    0          0                    0         0
                                     -----------------------------------------------------------------
   Total Operating Expenses                          96,175     80,788              280,433   251,076
                                     -----------------------------------------------------------------
Income before taxes &                               133,769    105,377              120,247   272,510
extra-ordinary items
   Extra-ordinary Expenses (Income)                  50,000          0               50,000         0
                                     -----------------------------------------------------------------
Income before taxes                                  83,769    105,377               70,247   272,510
Provision for taxes                                  22,000     37,240               22,000    80,240
                                     -----------------------------------------------------------------
Net Income                                           61,769     68,137               48,247   192,270





                            Wireless Age Communications Ltd.
                             Interim Statement of Cashflows
                                for the nine months ended
                               September 30, 2002 and 2001
                                       (Unaudited)
                              (Stated in Canadian Dollars)
                                Nine months ended

                                                                  September 30,
                                                                  2002              2001
                                                    -------------------------------------

Cash Provided By (Used in) Operating Activities:
Net Income                                                      48,247           192,270
Items not involving cash:
   Amortization                                                260,097           220,687
   Future income taxes                                               0                 0
   Writeoff of long-term receivable                                  0                 0
                                                    -------------------------------------
                                                               308,344           412,957
Change in noncash working capital:
Decrease (Increase) in AR                                      477,415           224,606
Decrease (Increase) in Inventory                                47,898          -167,834
Decrease (Increase) in Other Current Assets                     -4,970           -10,001
Increase (Decrease) in Accounts Payable                       -746,331          -681,503
Increase (Decrease) in Customer Deposits                         2,584             2,642
Increase (Decrease) in Other Current Liab.                      -4,026            22,004

                                                    -------------------------------------
Change in noncash working capital:                            -227,430          -610,086
                                                    -------------------------------------
                                                    -------------------------------------
   Cash provided (used) by operating activities                 80,914          -197,129

Cash Provided By (Used in) Investing Activities:
(Additions) to capital assets                                   -7,365           -36,204
Payments on long term receivable                                66,000            99,000
                                                                     0            -2,500
                                                    -------------------------------------
   Cash provided by (used) investing activities                 58,635            60,296
                                                                     0                 0
Cash Provided by (Used in) Financing Activities:                     0                 0
Advances from (payments to) related parties                     97,371          -235,343
Proceeds from long-term obligations                                  0                 0
Repayment of long-term obligations                            -111,788          -162,420
Capital stock issuance                                               0                 0
Capital stock (reacquisition)                                  -82,187           -34,300
                                                    -------------------------------------
   Cash provided by (used in) financing activities             -96,604          -432,063
                                                                     0                 0
                                                    -------------------------------------
Increase (Decrease) in Cash                                     42,945          -568,896

Bank Indebtedness - Beginning of Period                       -332,369           202,548
Bank Indebtedness - End of Period                             -289,424          -366,347

Supplemental Cash Flow Information:
   Cash cost of:
       Interest                                                 20,336            30,389
       Income Taxes                                             26,026            58,236



                          Wireless Age Communications Ltd.
                      Notes to the Interim Financial Statements
                              for the nine months ended
                             September 30, 2002 and 2001
                                     (Unaudited)
                            (Stated in Canadian Dollars)

Note 1     Interim Reporting
While the information presented in the accompanying interim nine months financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, financial operations and cash flows for the interim period presented. All adjustments are of normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company's December 31, 2001 annual financial statements.

Note 2     Continuity of Operations
Note 1 of the December 31, 2001 Audited Financial Statements makes reference to restrictions placed on the company's short term credit facilities and states that the continuity of operations was uncertain at the time the statement was prepared. Subsequent to that time, the company settled its banking requirements and had the restrictions on its short term credit facilities lifted.

Note 3     Authorized Line of Credit
The Company's operating line if credit has been increased to a maximum of $400,000 and bears interest at bank prime plus 3.0%.

Note 4     Extra-Ordinary Expense
In September, 2002 the company reached a settlement in a lawsuit, which was described in Note 10 of the December 31, 2001 financial statement as a contingent liability. This claim was settled for $50,000, shown as an extra-ordinary expense in the September 2002 financial statements. The only other charge related to this is legal fees, charged through in October 2002 in the amount of $21,771. The settlement of $50,000 is payable in two instalments of $25,000 in September 2002 and March 2003 respectively.

     Note 5 Capital Stock Authorized: - Unlimited Class "A" common shares, voting - Unlimited Class "B" common shares, voting - Unlimited Class "C" preferred shares, non-voting, non-cumulative, redeemable, retractable

All common shares have no par value and the full amount of consideration received has been credited to capital stock

                                                                                          December
Issued:                                                       Number            2002 Number             2001
Class "A" Common shares
   Balance - beginning of year                                  1,416,591    322,892      1,438,566  327,573
   Converted to debt                                                                              0        0
   Repurchased                                                    -37,875     -8,714        -21,975   -4,681
                                                              -----------------------------------------------
   Balance - end of year                                        1,378,716    314,178      1,416,591  322,892


During the 9 months ending September 30, 2002 the Company redeemed 37,875 share for $82,187.50. The excess paid over the average cost was $73,476.25 and has been charged to retained earnings.

Note 6     Related party transactions

     Related parties include shareholder companies - D.B. Sim Holdings Inc., Robinson marketing and Consulting. As well Wireless Source Distribution Ltd. is under common control. During the year, as part of normal course of operations, the company paid December management fees and bonuses to related parties, which in total are as follows: 2002 2001 ---------------------------------- D.B Sim
Holdings Inc. 31500 243,000 Robinson Marketing and Consulting 0 115,000

During the year, the company conducted business with Wireless Source Communications Ltd. including sales of $20,436 and purchases of $86,116 in the period ending September 30, 2002. Accounts receivable from (payable to) related parties are non-interest bearing without specific repayment terms, with the exception of $190,000 due to D.B. Sim Holdings Inc., which bear interest payable monthly at a rate of 1% per month or 12% per annum. Year end Balances are as follows:

D.B. Sim Holdings Inc.                                         -239000               -55,000
Robinson Marketing and Consulting                                14501                  -499
Robert Sim                                                      120410                54,781
Dianne Sim                                                        6000                     0
                                                        -------------------------------------
                                                                -98089                  -718
                                                        =====================================

Accounts receivable includes amounts owing from                 56,536               120,170
Wireless Source Distribution Ltd. related to wholesale
product sales as follows:

     Note 7 Subsequent Events In the month of October, certain shareholders of Wireless Age Communications Ltd. sold their shares to Nevada based Wireless Age Communications Inc. in exchange for shares in that company. Wireless Age Communications Inc. is a public company with shares trading on the OTCBB under the symbol WLSA. As such Wireless Age Communications Ltd. became a subsidiary of Wireless Age Communications Inc., which now owns controls 1,250,787.18 shares or approximately 89% of the total outstanding voting shares of the company.

Exhibit 10.2


                        WIRELESS AGE COMMUNICATIONS, INC.
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)

                            Wireless Age        Wireless Age                         Pro-forma
                           Communications,     Communications    Pro-forma          Consolidated
ASSETS                          Inc.           Ltd. (Note 2)    Adjustments  Notes    Balance
------                          ----           -------------    -----------           -------
                                                                                       Sheet
                                                                                       -----
Current
   Cash and cash           $      32,103         $           - $           -        $     32,103
equivalents
   Accounts receivable                 -               458,737               -              458,737
   Inventories                         -               524,107               -              524,107
   Prepaid and                         -                15,436               -               15,426
deposits
   Advance receivable                336                     -               -                  336
   Future income taxes                 -                20,680               -               20,680

                                  32,439             1,018,960               -            1,051,399
Capital assets                         -               364,062               -              364,062
Residual premiums                      -                61,735       2,264,83(3)          2,326,572
Agency fee                             -               160,921               -              160,921

                           $      32,439         $   1,605,678 $   2,264,837        $  3,902,954

LIABILITIES
Current
   Bank indebtedness       $           -         $     187,047 $           -        $    187,047
   Accounts payable                4,749               594,311               -              599,060
and accruals
   Income taxes payable                -                30,897               -               30,897
   Customer deposits                   -                10,402               -               10,402
   Current portion of                  -                65,116         183,76(3)            248,883
   long-term debt
   Due to related                      -                63,392               -               63,392
   parties

                                   4,749               951,165         201,750            1,157,664
Long-term debt                         -                87,307         476,27(3)            563,578
Non-controlling                        -                     -         254,88(3)            254,882
interest

                                   4,749             1,038,472         914,920            1,958,141


SHAREHOLDERS' EQUITY
Share capital                     12,235               155,558           2,97(3)
                                                                 (   155,558)(3)             15,214
Paid in capital                   86,015                     -       1,914,14(3)          2,000,159
Retained earnings            (    70,560)              442,114   (   442,114)(3)       (  70,560)
(deficit)
Cumulative translation                 -            (   30,466)         30,46(3)                  -
adjustment

                                  27,690               567,206       1,349,917            1,944,813

                           $      32,439         $   1,605,678 $   2,264,837        $  3,902,954




                        WIRELESS AGE COMMUNICATIONS, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                             for the nine months ended September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)


                                                                                            Pro-forma
                           Wireless Age        Wireless Age                               Consolidated
                         Communications,      Communications       Pro-forma                Statement
                               Inc.           Ltd. (Note 2)          Adjustments  Notes      of Operations
                               ----           -------------          -----------  -----      -------------

Sales                       $           -      $   4,171,866    $            -            $   4,171,866

Cost of goods sold                      -          2,252,051                 -                 2,252,051

Gross profit                            -          1,919,815                 -                 1,919,815

Selling and                        21,386          1,659,369                 -                 1,680,755
Administrative
Amortization                            -            169,066           339,726  (5d)             508,792

                                   21,386          1,828,435           339,726                 2,189,547

Income (loss) before
other items and               (    21,386)            91,380       (   339,726)              (  269,732)
 taxes
Interest expense                        -        (    13,219)      (    20,250) (5a)         (   33,469)
Settlement                              -        (    32,500)                -               (   32,500)
Non-controlling                         -                  -       (     2,822) (5b)         (    2,822)
interest

Income (loss) before          (    21,386)            45,661       (   362,798)              (  338,523)
income taxes
                                                                             -
Income tax provision                    -             14,300                    (5c)              14,300

Income (loss) for the      $  (    21,386)     $      31,361    $  (   362,798)           $  (  352,823)
period

Pro-forma loss per                                                                        $ (       0.03)
share

Weighted average                                                                          $  10,123,994
number of shares



                        WIRELESS AGE COMMUNICATIONS, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 2001
                             (Stated in US Dollars)
                                   (Unaudited)


                                                                                        Pro-forma
                           Wireless Age      Wireless Age                             Consolidated
                          Communications,   Communications      Pro-forma               Statement
                               Inc.          Ltd. (Note 2)        Adjustments Notes     of Operations
                               ----          -------------        ----------- -----     -------------

Sales                        $           -     $   6,416,228 $            -          $    6,416,228

Cost of goods sold                       -         3,673,951              -               3,673,951

Gross profit                             -         2,742,277              -               2,742,277

Selling and                         45,724         2,331,723              -               2,377,447
Administrative
Amortization                             -           215,488        452,968   (5d)          668,456

                                    45,724         2,547,211        452,968               3,045,903

Income (loss) before
other items and                (    45,724)          195,066    (   452,968)            (   303,626)
 taxes
Interest expense                         -       (    38,903)   (    15,750)  (5a)      (    54,653)
Gain on sale of capital                  -               795              -                     795
assets
Write-down on investment                 -       (     6,590)             -             (     6,590)
Interest income                          -             2,970              -                   2,970
Non-controlling interest                 -                 -    (    12,972)  (5b)      (    12,972)

Income (loss) before           (    45,724)          153,338    (   481,690)            (   374,076)
income taxes
                                                                          -
Income tax provision                     -            11,204              -   (5c)           11,204

Income (loss) for the       $  (    45,724)    $     142,134 $ (    481,690)         $  (   385,280)
period

Pro-forma loss per                                                                   $  (       0.05)
share

Weighted average number                                                              $    7,979,104
of shares


                        WIRELESS AGE COMMUNICATIONS, INC.
            NOTES TO THE PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2002
                             (Stated in US Dollars)
                                   (Unaudited)


Note 1        Basis of Presentation

              The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statements of operations give effect to the acquisition of Wireless Age Communications, Ltd. ("Wireless Canada") by Wireless Age Communications, Inc. ("Wireless") on October 8, 2002.

              The unaudited pro forma consolidated financial statements of Wireless included herein have been prepared by management of Wireless in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the September 30, 2002 (unaudited) and December 31, 2001 (audited) financial statements of Wireless and the September 30, 2002 (unaudited) and December 31, 2001 (audited) financial statements of Wireless Canada, together with other information available to the corporations. In the opinion of management of Wireless, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of Wireless Canada by Wireless as described below.

              The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Wireless and Wireless Canada referred to above and included elsewhere in this 8-K. The Wireless unaudited pro forma consolidated balance sheet gives effect to the acquisition of Wireless Canada as if it had occurred on September 30, 2002. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of Wireless Canada as if it had occurred at the start of the fiscal period beginning on January 1, 2001. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Note 2        Wireless Age Communications, Ltd.

              Wireless Canada is a Canadian company. The financial statements of Wireless Canada were prepared in accordance with Canadian generally accepted accounting principles and disclose that they are not materially different in measurement from United States generally accepted accounting principles as they relate to those financial statements.

              The financial statements of Wireless Canada have been converted from Canadian dollars ("CDN") to United States dollars ("US") as follows:
o Balance sheet amounts at the rate of exchange in effect at September 30, 2002 of one Canadian dollar equals $0.64627. o Revenues and expenses for the one-year period ended December 31, 2001 at the average rate of exchange in effect for the period of one Canadian dollar equals $0.65904 and for the nine-month period ended September 30, 2002, at the average rate of exchange in effect for the period of one Canadian Dollar equals $0.65001.

Note 3        Acquisition of Wireless Canada

              Effective October 8, 2002, Wireless entered into agreements with certain shareholders to acquire 1,250,787 shares of Wireless Canada which represents approximately 91% of the issued and outstanding shares of Wireless Canada at the acquisition date. Of the acquired shares, 578,418 are held in a private company having no other assets or liabilities except those related to the shares held in Wireless Canada. Consideration for the acquisition will be the issue of 2,979,104 shares of Wireless to the vendors and the assumption of notes payable of $660,038 (CDN$325,000 and US$450,000). $210,038 (CDN$325,000) of the notes payable is interest free and is payable in 24 monthly instalments of $8,752 (CDN$13,542) starting November 1, 2002. The remaining note payable of $450,000 bears interest at 6% per annum and is payable in 36 monthly instalments starting March 1, 2003.

              The business combination will be accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

            Current assets                                                                             $     927,254
            Capital assets                                                                                   331,296
            Other assets                                                                                   2,263,621
            Liabilities                                                                                 (    945,010)

                                                                                                       $   2,577,161

            Consideration paid
               Shares issued                                                                           $   2,076,301
               Notes payable                                                                                 500,860

                                                                                                       $   2,577,161




                              Note 4 Share Capital

                                   Additional
                              Common shares Paid-in
                          ----------------------------
                          ------------- --------------

                                                  Number       Par value       Capital       Deficit         Total

            Balance, September 30, 2002          12,325,000  $     12,235   $     86,015   $    (70,560) $     27,690
            Capital stock issued
             to acquire subsidiary                2,979,105         2,979      1,914,144              -  1,917,123

            Pro forma,
             September 30, 2002                  15,304,105  $     15,214   $2,000,159     $    (70,560) $  1,944,813



Note 5        Pro Forma Adjustments

              The unaudited pro forma consolidated statements of operations include the following pro forma adjustments.

              a)  Notes payable

                  The note payable of $450,000 bears interest at 6% per annum with payments commencing March 1, 2003. For purposes of the pro forma presentation, interest expense of $20,250 and $15,750 has been recorded on the pro forma statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 respectively.

              b)  Non-controlling Interest

                  A provision has been provided in the pro forma statements of operations for the non-controlling interest's share of the earnings of Wireless Canada.

              c)  Income Tax Provision

                  The income tax provision is based on the historical financial statements of Wireless Canada. No adjustments have been made for changes in income tax rate, if any, resulting from the changes in control to a public company.

              d)  Amortization

                  Residual premiums are being amortized over five years on a straight-line basis. For purposes of the pro forma statement of operations, additional amortization expense has been provided on the excess of the fair value of the residual premiums over their book values.

Note 6        Pro-forma Loss Per Share

              Pro-forma loss per share has been calculated as if the pro-forma common shares of Wireless issued pursuant to the acquisition have been outstanding since the beginning of the period.

              Exhibit 10.3

                                  MANAGEMENT'S
                               RESPONSIBILITY FOR
                              FINANCIAL STATEMENTS


The accompanying financial statements of Wireless Age Communications Ltd. have been prepared by the Company's management in accordance with generally accepted accounting principles and necessarily include some amounts based on informed judgement and management estimates.

To assist management in fulfilling its responsibilities, a system of internal controls has been established to provide reasonable assurance that the financial statements are accurate and reliable and that assets are safeguarded.

The board of directors has reviewed and approved these financial statements.

These financial statements have been examined by the independent auditors, Virtus Group LLP, and their report is presented separately.


/S/ Allen Cowie_______                               ___/S/ Dallas Robinson___
Chief Financial Officer                               Chief Executive Officer

                                AUDITORS' REPORT
To the Shareholders,
Wireless Age Communications Ltd.

We have audited the balance sheets of Wireless Age Communications Ltd. as at December 31, 2001 and 2000 and the statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


Regina, Canada                                          /S/Virtus Group LLP
March 18, 2002                                          Chartered Accountants

                        CANADA-U.S. REPORTING DIFFERENCES
To U.S. Readers,

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders dated March 18, 2002 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


Regina, Canada                                             /S/ Virtus Group LLP
March 18, 2002                                            Chartered Accountants




                        WIRELESS AGE COMMUNICATIONS LTD.
                                  BALANCE SHEET
                             AS AT DECEMBER 31, 2001
                       (with comparative figures for 2000)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  (Canadian Funds)

                                     ASSETS

                 2001
      2000
Current assets
      Cash and short-term investments                                                  $       -
           $
           202,547
      Accounts receivable                                                                      1,186,146              912,294
      Inventory                                                                                  858,870              556,788
      Prepaid expenses                                                                             3,603                3,603
      Deposits                                                                                    15,311               14,249
      Current portion of note receivable                                                          67,091              125,000
      Future income tax asset                                                                     32,000                5,000

                                                                                               2,163,021            1,819,481

Note receivable (Note 3)                                                                             229               76,273
Capital assets (Note 4)                                                                          700,785              459,722
Other assets (Note 5)                                                                            459,800              615,400


                                                                                       $       3,323,835
      $
      2,970,876


                                   LIABILITIES
Current liabilities
      Bank indebtedness (Note 6)                                                       $         332,597
           $                                                                           -
      Accounts payable and accrued liabilities                                                 1,668,680            1,507,888
      Income taxes payable                                                                        51,834               90,467
      Customer deposits                                                                           10,763               12,817
      Current portion of long-term debt                                                           84,092              273,367
      Current portion of obligations under capital lease                                          36,550               57,483

                                                                                               2,184,516            1,942,022

Long-term debt (Note 7)                                                                          200,070              189,092
Obligations under capital lease (Note 8)                                                          26,927               59,793
Due to related parties (Note 13)                                                                     718               24,196

                                                                                               2,412,231            2,215,103


                              SHAREHOLDERS' EQUITY
Capital stock (Note 9)                                                                           322,892              327,573
Retained earnings                                                                                588,712              428,200

                                                                                                 911,604              755,773


                                                                                       $       3,323,835
      $
      2,970,876

Contingencies and commitments  (Note 10)






                        WIRELESS AGE COMMUNICATIONS LTD.
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  (Canadian Funds)

                                                                                             2001                 2000
                                                                                             ----                 ----

Sales (Schedule 1)
      $
      9,735,718
      $
      8,037,237

Cost of goods sold (Schedule 1)                                                                5,574,701            4,325,079


Gross profit                                                                                   4,161,017            3,712,158

Selling and administrative expenses (Schedule 2)                                               3,538,060            3,097,651


Income from operations                                                                           622,957              614,507


Amortization (Schedule 3)                                                                        326,972              252,565

Interest Expense (Schedule 3)                                                                     59,030 -            145,407

Other income (expenses)
      Gain on sale of assets                                                                   -                      214,287
      Gain on sale of capital assets                                                               1,206            -
      Write down on investment                                                                  (10,000)            -
      Interest                                                                                     4,507               22,683

                                                                                                 390,289              161,002


Income before income taxes                                                                       232,668              453,505

Income taxes
      Current                                                                                     44,000               92,000
      Future (recovery)                                                                         (27,000)               15,000


Net income                                                                                       215,668              346,505

Retained earnings - beginning of year                                                            428,200              173,086

Redemption of common shares                                                                     (55,156)             (91,391)


Retained earnings - end of year
      $
      588,712
      $
      428,200







                        WIRELESS AGE COMMUNICATIONS LTD.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                  (Canadian Funds)


                2001
      2000

Cash provided by (used in) operating activities:
      Net income                                                                       $         215,668
           $
           346,505
      Items not involving cash:
           - Amortization                                                                        326,972              252,565
           - Gain on sale of capital assets                                                      (1,206)            -
           - Gain on sale of assets                                                            -                    (214,287)
           - Future income taxes (recovery)                                                     (27,000)               15,000

                                                                                                 514,434              399,783
      Non-cash operating working capital (Note 12)                                             (456,891)              350,378

                                                                                                  57,543              750,161


Cash provided by (used in) investing activities:
      Investment in securities                                                                 -                     (65,000)
      Decrease (increase) in note receivable                                                     133,953            (201,273)
      Additions to capital and other assets                                                    (412,429)            (388,447)
      Proceeds on disposal of capital and other assets                                             1,200              500,000

                                                                                               (277,276)            (154,720)


Cash provided by (used in) financing activities:
      Proceeds from long-term debt                                                             -                      320,000
      Repayment of long-term debt                                                              (178,297)            (232,366)
      Repayment of obligation under capital lease                                               (53,799)             (65,931)
      Decrease in due to related parties                                                        (23,478)            (401,804)
      Capital stock redeemed                                                                    (59,837)            (105,873)

                                                                                               (315,411)            (485,974)


Increase (decrease) in cash                                                                    (535,144)              109,467

Cash position - beginning of year                                                                202,547               93,080


Cash position - end of year                                                            $       (332,597)
      $
      202,547



      Supplemental Cash Flow Information:
           Cash cost of:
               Interest                                                                $          64,000
           $   145,000
               Income Taxes                                                                       83,000              112,000


                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

-------------------------------------------------------------------------------



1.    Operations

      General
      The Company exclusively operates retail cellular and telecommunications outlets in cities in western Canada including Saskatoon and Regina, Saskatchewan; and Winnipeg, Manitoba. Revenue is derived from cellular and telecommunications equipment sales, equipment activations, equipment rentals and telecommunications air-time residuals.

      Continuity of Operations
      As at December 31, 2001 the Company was not in compliance with certain requirements of it banking arrangements. As a result, subsequent to the year-end, the Company's bank placed restrictions on short-term credit facilities available for operations. Should the Company's access to sufficient operating financing not be resolved, the continuity of operations would be uncertain. The assumption that the company will continue as a going concern has been applied to the preparation of these financial statements. Users are cautioned that this assumption may not be appropriate in these circumstances.

2.    Summary of significant accounting policies

      The financial statements have been prepared in accordance with generally accepted accounting principles in Canada which are, in all significant respects, consistent with generally accepted accounting principles in the United States. Use of these accounting principles required management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. The financial statements reflect the following policies.

      Revenue recognition

      Revenue from the sale of equipment and related services is recognized on the accrual basis at the time of delivery.

      Inventory

      Telecommunications and accessories inventory is recorded at the lower of cost and net realizable value with cost being determined by the first-in, first-out method.

                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

------------------------------------------------------------------------------



2.    Summary of significant accounting policies (cont)

      Capital assets

      Capital assets are recorded at cost less accumulated amortization. Amortization is provided over estimated useful life of the assets as follows:

             Automotive equipment                   5years
             Computer software                      2 years
             Equipment under capital lease          Basis consistent with
                                                    similar capital assets
             Leasehold improvements                 5years
             Office Equipment                       10years
             Rental Equipment                       30% annual declining balance
             Shop tools                             10years

      Other Assets

      Residual premiums are amounts paid for future residual revenue of retail cellular and telecommunications business recorded at cost less accumulated amortization. Amortization is provided for on the straight-line basis over five years. Agency fees are amortized over the term of the related agreement (ten years) on a straight-line bais.

      Future income tax

      Future income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between financial statement carrying amounts and their tax bases. These amounts are measured using enacted tax rates and re-measured annually for rate changes. Future income tax assets are recognized for the benefit of deductions available to be carried forward to future periods for tax purposes that are likely to be realized. Future income tax assets are re-assessed each year to determine if a valuation allowance is required. Any effect of the re-measurement or re-assessment is recognized in the period of change.

3.    Note receivable

      Note receivable in monthly installments of $ 11,182 including interest at 7%.


                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)





4.    Capital assets
                                                                                             2001                 2000

                                                                     Accumulated           Net Book             Net Book
                                                   Cost             Amortization             Value                Value


      Automotive equipment                  $        -
           $                                -
           $                                -
           $                                879
      Computer software                                 34,626               13,850               20,776               27,701
      Office Equipment                                 230,056              110,672              119,384               93,070
      Furniture and fixtures                           165,433               71,278               94,155              110,699
      Leasehold improvements                           670,110              280,082              390,028              118,356
      Rental equipment                                 247,074              175,543               71,531              102,187
      Shop tools                                        24,868               19,957                4,911                6,830


                                            $          950,500
           $
           490,700
           $459,800
           $615,400


5.    Other assets
                                                                                             2001                 2000

                                                                     Accumulated           Net Book             Net Book
                                                   Cost             Amortization             Value                Value


      Residual Premiums                     $          630,500            $
                     443,700                         $
                     186,800                         $
           310,400
      MTS Agency Fee                                   320,000               47,000              273,000              305,000


                                            $          950,500
           $
           490,700
           $459,800
           $615,400




6.    Authorized Line of Credit

      The Company's operating line of credit, to a maximum of $250,000 bears interest at bank prime plus 1.75%. Collateral pledged as security to National Bank of Canada is described in note 7.


                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)





7.    Long-Term Debt
                                                                                             2001                 2000
                                                                                             ----                 ----

      Loan payable to National  Bank of Canada in monthly  payments of $7,364 plus interest at prime plus 2%. A general security agreement,  assignment of book debts,  inventory
      and directors' guarantee are pledged as collateral.                              $          22,092
      $
      110,459

      Loan payable to RoyNat Inc. in monthly  payments of $12,000  plus  interest at RoyNat cost of funds plus 3.5%.  Monthly  administration  fee of $2,750.  A floating  charge
      on all assets and directors' guarantee are pledged as collateral.                        -                       32,000

      Agency fee payable to MTS in semi-annual  payments of $36,000  including  interest at
      8.8%.                                                                                      262,070              320,000


                                                                                                 284,162              462,459

      Current portion                                                                             84,092              273,367


                                                                                       $         200,070
      $
      189,092


      The estimated principal repayments due in each of the next four years are as follows:

                  2002                                                                 $          84,092
                  2003                                                                            54,550
                  2004                                                                            59,450
                  2005                                                                            64,800




                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)





8.    Obligations under capital lease
                                                                                             2001                 2000
                                                                                             ----                 ----

      Obligation under capital lease to Teletech Financial Corporation in monthly payments of $1,731 including interest at 10%. Equipment is pledged as security. $ -
      $
      8,922

      Obligation under capital lease to Teletech Financial  Corporation in monthly payments
      of $1,915 plus interest at 14.1%.  Equipment is pledged as security.                        34,159               51,008

      Obligation under capital lease to Teletech Financial  Corporation in monthly payments
      of $1,845 including interest at 15.8%.  Equipment is pledged as security.                   24,689               35,419

      Obligation under capital lease to Teletech Financial  Corporation in monthly payments
      of $1,571 including interest at 11%.  Equipment is pledged as security.                      4,629               21,927


                                                                                                  63,477              117,276

      Current portion                                                                             36,550               57,483


                                                                                       $          26,927
      $
      59,793


      The future capital lease payments are as follows:

                  2002                                                                 $          36,550
                  2003                                                                            21,350

                                                                                       $          63,477


                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)



9.    Capital stock

      Authorized:
        - Unlimited Class "A" common shares, voting - Unlimited Class "B" common shares, voting
        -    Unlimited Class "C"    preferred shares, non-voting, non-cumulative, redeemable, retractable

      All common shares have no par value and the full amount of consideration received has been credited to capital stock.
                                                            Number          2001                Number              2000
                                                                            ----                                    ----

      Issued:

      Class "A" shares
        Balance -beginning of year                  1,438,566         $          327,573         1,580,916  $         542,055
        Converted to debt                                    -                 -                 (100,000)          (200,000)
        Repurchased                                           (21,975)           (4,681)          (42,350)           (14,482)


        Balance - end of year                                1,416,591 $         322,892         1,438,566  $         327,573


      During the year, the Company redeemed 21,975 Class "A" shares for $59,837. The excess paid over the average cost was $55,156 and has been charged to retained earnings.

      On December 31, 2000 the Company converted 100,000 Class "A" shares to shareholder debt at $2 per share and offset the principle against amounts owing from the shareholder plus interest at 10% per annum from June 1998, the date of share issuance.

10.   Contingencies and Commitments

      The Company has been named party to a claim which, when resolved, could result in a liability. The amount of claim was not specified, however, based on information currently available, potential loss to the company, if any, may be from $Nil to $250,000.

      The Company leases premises under agreements requiring aggregate minimum payments over the next five years as follows:
                                          2001                                         $         242,923
                                          2002                                                   210,032
                                          2003                                                   181,614
                                          2004                                                    64,560
                                          2005                                                    64,560




                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)




11.   Income Taxes

      The company's combined federal and provincial income tax rate is 21% on taxable income eligible for the small business deduction ($200,000) and 45% on income in excess of this.

      The differences between the expected provision for income taxes and the recorded amount are as follows:

                                                                                                  2001                 2000
                                                                                                  ----                 ----

Expected income tax provision based on statutory rates                                 $          56,000
                                    $
                                    155,000
           Non-deductible expenses
                                    7,000
                                    7,000
           Non-taxable portion of (gains) losses                                                (43,000)             (50,000)
           Other items                                                                           (3,000)              (5,000)

           Provision for current and future income taxes                               $          17,000
                                    $

                                    107,000


12.   Non-cash operating working capital

      Details of net change in each element of working capital relating to operations excluding cash are as follows:

                                                                                                    2001               2000
                                                                                                    ----               ----
      (Increase) decrease in current assets:
           Accounts receivable                                                         $       (273,852)
                $
                (200,698)
           Inventory                                                                           (302,082)            (172,374)
           Deposits                                                                              (1,062)                  408

                                                                                               (576,996)            (372,664)

      Increase (decrease) in current liabilities:
           Accounts payable and accrued liabilities                                              160,792              732,563
           Income taxes payable                                                                 (38,633)             (21,233)
           Customer deposits                                                                     (2,054)               11,712

                                                                                                 120,105              723,042


                                                                                       $       (456,891)
      $
      350,378


13.   Related party transactions

     Related parties include shareholder companies - D.B. Sim Holdings Inc. and 1010163005 Saskatchewan Ltd., Robinson Marketing and Consulting and R.D.C. Holdings Inc. As well Wireless Source Communications Ltd. is under common control.

      During the year, the company paid management fees, interest on shareholder loans, and bonuses, in amounts agreed to by the related parties which in total are as follows:

                                                                                                      2001
                  2000

            101016305 Saskatchewan Ltd. \ R. Sim                                       $         243,000
                $
                             51,250
            RDC Holding Inc.                                                                   -                       33,000
            Robinson Marketing and Consulting                                                    115,000               36,000
            Robinson Communications                                                            -                       14,493




                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)




13.   Related party transactions (cont'd)

      During the year, the company conducted business with Wireless Source Communications Ltd. including sales of $49,720 (2000 $NIL) and purchases of $105,352 (2000 $NIL) under the same terms and conditions as with unrelated parties.

      Accounts receivable from (payable to) related parties are non-interest bearing without specific repayment terms. Year end balances are as follows:

                                                                                                 2001                  2000
                                                                                                 ----                  ----

      D.B. Sim Holdings Inc.                                                           $        (55,000)
      $
      (79,000)
      RDC Holding Inc.                                                                         -                     (14,000)
      Robinson Marketing and Consulting                                                            (499)               20,000
      101016305 Saskatchewan Ltd. / R. Sim                                                        54,781               48,804

                                                                                       $           (718)
      $
      (24,196)


      Accounts receivable includes $120,170 owing from Wireless Source Communications Ltd. related to wholesale products sales.

14.   Economic dependence

      The Company's main source of income is derived from the sale of cellular phones and its related products and services. Its ability to continue viable operations is dependant upon maintaining its ability to act as an authorized sales agent for provincial telephone companies including, SaskTel (Saskatchewan) and MTS (Manitoba). The following amounts are recorded in accounts receivable and revenue in the financial statements:


                                                                                                 2001                  2000
                                                                                                 ----                  ----
        Accounts receivable
               SaskTel                                                                 $         347,491
                                    $
                                    283,242
               MTS                                                                               276,795              237,276

                                                                                       $         624,286
                                    $
                                    520,518

        Revenue
               SaskTel                                                                 $       3,248,079
                                    $
                                    2,465,000
               Telus                                                                           -                      299,000
               MTS                                                                             1,992,825            1,622,000

                                                                                       $       5,240,904
                                    $
                                    4,386,000



                        WIRELESS AGE COMMUNICATIONS LTD.
                        NOTES TO THE FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)



15.   Financial instruments

      Interest rate and credit risk:

      Interest rates and maturities affecting the interest rate risk associated with the Company's financial liabilities are disclosed in Notes 7 and 8.

      The company is not subject to any significant concentration of credit risk. Accounts receivable are generally the result of sales to large telecommunication companies and to individuals through geographically dispersed sales outlets. Cash is on deposit with a major financial institution.


      Fair value:

      The Company's recorded financial instruments consist of accounts receivable, due from related parties, note receivable, accounts payable and accrued liabilities, long-term debt and obligations under capital leases. The fair value of accounts receivable and accounts payable and accrued liabilities approximate their recorded value given the short term nature of the amounts. The fair value for long-term debt and obligations under capital leases is approximated by recorded amounts as they carry floating market rates or rates consistent with those available to the company for debt with similar terms. The difference between fair value of amounts due to related parties and the recorded amounts is not significant.

16.   Comparative figures

      Certain comparative figures have been reclassified to conform with the presentation in the current year.



                        WIRELESS AGE COMMUNICATIONS LTD.
                 SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

                                                                                               SCHEDULE 1

                                                                                                 2001

                                                                                                Cost of           Gross
                                                                                Sales         Goods Sold         Profit


      Cellular phones, radios and accessories
           $                                              6,956,918
           $5,476,176
           $                                              1,480,742
      Rentals                                                                     124,825            87,197            37,628
      Activations and retentions                                                2,653,975            11,328         2,642,647



           $                                              9,735,718
           $5,574,701
           $                                              4,161,017



                                                                                                 2000

                                                                                                Cost of           Gross
                                                                                Sales         Goods Sold         Profit


        Cellular phones, radios and accessories
$                                                5,309,807
$4,222,144
$                                                1,087,663
      Rentals                                                                     132,954            88,690            44,264
      Activations and retentions                                                2,594,476            14,245         2,580,231



           $                                     8,037,237
           $4,325,079
           $                                     3,712,158







                        WIRELESS AGE COMMUNICATIONS LTD.
                 SCHEDULE OF SELLING AND ADMINISTRATIVE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)


                                                                                                      SCHEDULE

                                                                                                   2001                 2000
                                                                                                   ----                 ----


Administrative expenses
      Advertising and promotion
           $
           404,096
           $
           416,274
      Automotive                                                                                  49,920               29,434
      Bad debts                                                                                   15,132                6,546
      Consulting                                                                                  27,896               71,671
      Delivery and freight                                                                        29,215               16,573
      Dues and memberships                                                                         3,132               36,084
      Insurance                                                                                    9,233                7,543
      Interest and bank charges                                                                   31,661               33,532
      Licences and taxes                                                                           9,455               14,063
      Management fees                                                                             17,196               69,000
      Management fees - Sim                                                                      243,000            -
      Management fees - Robinson                                                                 115,000            -
      Office and general                                                                         102,924               81,968
      Professional fees                                                                           55,735               98,248
      Rent                                                                                       372,261              422,363
      Repairs and maintenance                                                                     10,479               13,710
      Telephone                                                                                   66,597               54,099
      Travel                                                                                      74,124               84,602
      Utilities                                                                                   23,534               21,572
      Wages and benefits                                                                       1,877,470            1,620,369


Total selling and administrative expenses
      $
      3,538,060
      $
      3,097,651





                        WIRELESS AGE COMMUNICATIONS LTD.
              SCHEDULE OF AMORTIZATION, INTEREST AND OTHER EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2001
         (with comparative figures for the year ended December 31, 2000)

                                                                                                    SCHEDULE 3

                                                                                                    2001                 2000
                                                                                                    ----                 ----

Amortization
      Capital assets
           $
           168,872
           $
           144,965
      Other assets                                                                               158,100              107,600


           $
           326,972
           $
           252,565


Interest
      Short-term debt
           $
           17,082
           $
           13,753
      Long-term debt                                                                              27,333               71,913
      Obligations under capital leases                                                            14,615                8,491
      Shareholder loans                                                                        -                       51,250


           $
           59,030
           $
           145,407
